AUTOMATIC TELLER MACHINE
                         SUPPLY AND SERVICING AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into by and between GameCash, Inc. ("Game") with offices at 10911 Highway 55, P.O. Box 26008, Minneapolis, Minnesota 55441-6114 (FAX no. 612/544- 6836), and Soaring Eagle Gaming ("SEG"), a chartered enterprise of the Saginaw Chippewa Indian Tribe of Michigan (a federally recognized tribe) with offices at 6715 East Broadway, Mt. Pleasant, Michigan 48858 (FAX no. 517/775-3040).

         WHEREAS SEG desires to obtain installation, servicing and management services for automatic teller machines ("ATM's") in its gaming operations and Game is capable of providing such services, for good and valuable consideration, the SEG and Game hereby agree as follows:

1.       TERM OF AGREEMENT.


         The Agreement shall be effective for a period of three (3) years, which period shall commence on the date Game first provides services in SEG's gaming operations. This Agreement shall automatically renew for [CONFIDENTIAL TREATMENT]-year terms unless either party gives the other party ninety (90) days prior written notice of termination.


2.       SERVICES.

         Game shall provide the following services at the Soaring Eagle Casino &
Resort:

         (a) install 12 Deibold 1060 or 1064 ATM's, or a suitable equivalent acceptable to SEG, which equipment shall be owned or leased by Game;

         (b) service and maintain the ATM's at Game's sole expense;

         (c) replenish cash in the ATM's on an as- needed basis;

         (d) provide ATM hardware at Game's sole expense;

         (e) pay for the cost of the telephone lien at Game's sole expense; and

         (f) provide normal and reasonable maintenance to the equipment provided for in this Agreement and take all reasonable steps to repair any malfunction(s) within twenty four (24) hours.

Game shall, at its own expense, be responsible for providing any insurance, licenses or permits usual or necessary for conducting the services described in this Agreement. SEG shall not cause any lien or encumbrance to be placed on the ATM's or the equipment relating thereto.

        Game may consult with third parties in the performance of the Agreement but SEG shall not be liable for any costs related to the services of any third parties except by separate agreement between SEG and the third parties.

         SEG and Game understand and agree that Game is an independent contractor and not an employee of SEG, that the benefits and rights to which Game is entitled are limited to those expressly set forth in this Agreement and that no other rights or benefits are conferred upon Game by any other contract, tribal law or policy, including any employee Personnel Policies and Procedures.

3.       FEES AND PAYMENTS.

         Game is entitled to a convenience fee of THREE AND 0/100'S DOLLARS ($3.00) for each customer ATM transaction. The ATM transaction charge will be charged to the ATM customer's account and will not be paid by SEG under any circumstances. Game will pay SEG a commission fee of [CONFIDENTIAL TREATMENT] for all ATM transactions. Said convenience fees paid to Game include all costs and expenses and SEG shall not be liable for any other expense, fee or cost related to the services to be performed under this Agreement.

         The Consultant shall be responsible for all state and federal tax filing requirements, insurance and worker's compensation coverage and any other state or federal requirements pursuant to any tax, insurance or governmental program that may apply to an independent contractor. When required by law, SEG shall provide an IRS 1099 form to Game and the IRS at the proper time.

4.       TERMINATION OF AGREEMENT.

         Should either party default in the performance of this Agreement or breach any of the material provisions of this Agreement, the non-breaching party shall give written notice to the breaching party of such default. If the default is not cured by the breaching party within 15 days from the date of the written notification of default, the Agreement may be terminated immediately by the non-breaching party. Material breach shall include without limitation the following:

                  i.       nonpayment of any amounts due
                  under this Agreement after 10 days
                  following written demand for payment;

                  ii.      failure of SEG to cooperate with
                  Game or its representatives with respect to access to ATM locations for the purposes defined in this Agreement; and

                  iii.     failure of Game to service,
                  maintain or stock the ATM or related
                  equipment as required herein in a timely manner.

Either party may also terminate this Agreement upon the bankruptcy or insolvency of the other party.

5.       WARRANTIES.

         Game warrants and represents to SEG:

         (a) that Game has taken all the necessary actions and received all the necessary approvals under the terms of its articles and by-laws to authorize its execution of this Agreement;

         (b) that the person executing this Agreement has the authority under Game's by-laws to execute this Agreement; and

         (c) that it has obtained all the necessary government approvals to carry out the purposes of this Agreement.

6.       GENERAL PROVISIONS.

         (a) Confidentiality. Any information of a confidential nature obtained by either party from the other party shall be used solely for the purposes of fulfilling the obligations under this Agreement. Generally, confidential information is any information that is not known to either party prior to entering this Agreement and not generally known within the finance or gaming industry and includes, but is not limited to, written information, information that is disclosed verbally and any other information which may be made available to either party as a party to this Agreement and pursuant to its purposes. The parties shall at all times during and after the term of this Agreement maintain the confidentiality of any such information and shall not disclose such information to third parties without the express written consent of the other party. The parties shall not duplicate any confidential information in a tangible form and shall return such information to the other party along with any notes or compilations immediately after the need for such information has expired.

         (b) Exclusivity. SEG agrees that during the term of this Agreement, or any extension thereof, Game shall be the sole exclusive supplier of ATM equipment and services within SEG's gaming operations.

         (c) Notices. Any notice which by any provision of this Agreement is required or permitted to be given or served shall be deemed so given and served if sent by confirmed facsimile or by United States mail, certified or registered, postage and fees fully pre-paid, return receipt requested. Such notices shall be effective upon the date received if sent by confirmed facsimile or, if mailed, upon the earlier of (i) 72 hours, or (ii) actual receipt as indicated in the return receipt. Any notice sent forth above shall be addressed to SEG or Game at the address stated above or, if sent by facsimile, it shall be sent to SEG's or Game's facsimile number set forth above. Any party may change its address or facsimile number for service of notices by giving notice to the other party in the manner described herein.

         (d) Assignment and Subcontractors. This Agreement shall not be assigned by Game and such assignment shall be void without the prior written consent of SEG. Game shall not subcontract any part or all of the services to be rendered under this Agreement without the prior written consent of SEG.

         (e) Time is of the Essence. Time is of the essence of this Agreement.

         (f) Force Majeure. Game shall not be excused from the performance of any of its obligations under this Agreement except when such performance is prevented by events which are beyond the reasonable control of Game, such as acts of God, labor contract strikes, or civil unrest. Game shall give prompt notice to SEG of any event of Force Majeure that may prevent performance by Game. Any obligations of Game under this Agreement which may be excused due to an event of Force Majeure shall be excused only for the duration of the event and only to the extent that the performance of such obligations is prevented by the event.

         (g) Entire Agreement. This Agreement supersedes all prior written or oral agreements and is not contingent upon or conditioned on the performance of any other agreement which may have been entered into by the parties. This Agreement and any exhibits or attachments incorporated herein by reference constitute the entire agreement of the parties and there are no other written or oral agreements, representations, or understandings of any kind. If there is any conflict or inconsistency between the terms of this Agreement and any exhibits or attachments, this Agreement shall take precedence unless the matters set forth in the exhibit or attachment expressly and explicitly provide otherwise.

         (h) Modifications. This Agreement may only be modified by a written agreement that is signed by a duly authorized representative for each party. Only the Chairperson or Vice- Chairperson, upon the approval of a quorum of the SEG Board, has authority to modify this Agreement or to enter into a different Agreement with Game, which must be in writing and signed by the Chairperson or Vice- Chairperson to be enforceable.

         (i) Severability and Headings. The provisions of this Agreement are severable. If any provision of this Agreement is determined to be invalid or unenforceable it shall be considered deleted from this Agreement and the invalidity of such provision shall not affect the validity or enforceability of any other provisions which shall be given effect in the absence of the invalid provision. The headings of this Agreement are for reference purposes only and only the text of each provision shall be construed to be the terms and conditions of this Agreement.

         (j) Remedies and Waiver of Breach. The remedies provided for in this Agreement are cumulative rather than exclusive and are in addition to all other remedies provided by law or equity. The failure of either party to insist upon strict performance of any of the covenants and agreements contained herein, or to exercise any right or option conferred by such provisions, in any one or more instances, shall not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, but the same shall remain in full force and effect.

         (k) Indemnification and Insurance. SEG shall indemnify and hold harmless Game and Game's owners, managers, employees and representatives against all liability, claims, actions, damages, demands, penalties, fines or expenses arising directly from any acts or omissions of SEG. Any negligence of Game in such instance shall not operate as a bar to Game's right to indemnification under this Agreement.

         Game shall indemnify and hold harmless SEG and SEG's officials, employees and representatives against all liability, claims, actions, damages, demands, penalties, fines or expenses arising directly from any acts or omissions of Game. Any negligence of SEG in such instance shall not operate as a bar to SEG's right to indemnification under this Agreement.

         SEG and Game shall at their own expense procure and maintain in force at all times during the term of this Agreement or any extension thereof, a policy or policies of comprehensive general liability insurance, combined single limit of at least $1,000,000 with a company qualified to do business in the State of Michigan.

         (l) Attorney's Fees. In the event of any arbitration or court proceeding brought to resolve any dispute or claim arising from this Agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs of such action. For purposes of this Agreement, the "prevailing party" shall be deemed to be that party that prevails on a majority of the material issues brought in such action.

         (m) Governing Law. The governing law for this Agreement shall be the laws of the Saginaw Chippewa Indian Tribe of Michigan. Game agrees that all disputes, actions and claims arising from this Agreement shall be subject to the exclusive jurisdiction of the Saginaw Chippewa Tribal Court and Game consents to the personal jurisdiction of the Tribal Court.



AGREED

SOARING EAGLE GAMING                     GAMECASH, INC.


/s/ Phillip G. Peters, Sr.               /s/ Gary Dachis
-----------------------------------      -------------------------------------
Phillip G. Peters, Sr., Chairperson      Gary Dachis, President and CEO

7/22/96                                  8/2/96
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Date                                     Date